EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No’s 333-153586, 333-154312 and 333-156105) of Discovery Communications, Inc. of our report dated February 24, 2009 relating to the financial statements of Discovery Communications, Inc. as of and for the year ended December 31, 2008 which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
February 24, 2009